Exhibit 4.1

[Execution]

TENTH AMENDMENT TO US CREDIT AGREEMENT

THIS TENTH AMENDMENT TO US CREDIT AGREEMENT (herein called the “Amendment”) made as of April 14, 2003, by and among Questar Market Resources, Inc., a Utah corporation (“US Borrower”), Bank of America, N.A., individually and as administrative agent for the Lenders as defined below (“US Agent”), and the undersigned Lenders.

W I T N E S S E T H:

WHEREAS, US Borrower, US Agent and the lenders as signatories thereto (the “Lenders”) entered into that certain US Credit Agreement dated as of April 19, 1999 (as heretofore amended, the “Original Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to US Borrower as therein provided; and

WHEREAS, US Borrower, US Agent and the undersigned Lenders desire to amend the Original Agreement for the purposes as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to US Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

Section 1.1.    Terms Defined in the Original Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2.    Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

”Amendment” means this Tenth Amendment to US Credit Agreement.

”US Credit Agreement” means the Original Agreement as amended hereby

ARTICLE II.

Amendments to Original Agreement

Section 2.1.    Amendment and Restatement of Annex I.  Annex I to the Original Agreement is hereby amended and restated in its entirety to read as set forth in Annex I attached hereto and made a part hereof.

Section 2.2.    Extension of Tranche B Conversion Date:  Section 1.1(e)(ii) of the Original Agreement is hereby amended in its entirety to read as follows:

”(ii)         replace the Non-Accepting Tranche B Lender by reaching satisfactory arrangements with one or more existing Tranche B Lenders or new Tranche B Lenders, for the purchase, assignment and assumption of all US Obligations of such Non-Accepting Tranche B Lender with respect to Tranche B Loans, and such Non-Accepting Tranche B Lender shall be obligated to sell such Obligations in accordance with such satisfactory arrangements.”

Section 2.3.    Increase in Commitments.  Section 1.1(f) of the Original Agreement is hereby deleted and replaced with the following:

”(f)                  Increase in Commitments.  At any time during the US Facility Commitment Period, the Tranche A Maximum Credit Amount and the US Maximum Credit Amount may be increased, pro rata, by an aggregate amount of $4,400,000, in minimum amounts of $1,000,000 and at any time during the Tranche B Revolving Period, the Tranche B Maximum Credit Amount and the US Maximum Credit Amount may be increased, pro rata, by an aggregate amount of $6,554,546.06, in minimum amounts of $1,000,000, in each case, at the request of US Borrower and with the prior written consent of the US Agent (which consent shall not be unreasonably withheld) and without the consent of any Lender, except the Person that agrees to commit to such increase; provided that if such Person is not an existing Lender, such Person shall become a party to the US Agreement and shall agree to all of the terms and conditions of the US Loan Documents.  US Agent is hereby authorized to execute and deliver amendments to the Loan Documents to effectuate the foregoing on behalf of all Lenders.”

Section 2.4.    Fees.  Sections 1.5(c) of the Original Agreement is hereby amended in its entirety to read as follows:

”(c)    Utilization Fees.  During the period from April 14, 2003, until the Tranche B Conversion Date, US Borrower will pay to US Agent for the account of each Lender under the US Agreement, a utilization fee for each day on which the Aggregate Facility Usage exceeds thirty three and one-third percent (33 1/3 percent) of the US Maximum Credit Amount; provided that, if the Tranche B Loans have been converted to term loans, they shall be excluded from the calculation of utilization fees.  The amount of the utilization fee shall be determined on a daily basis by applying the Utilization Fee Rate to each such Lender’s Percentage Share of the US Facility Usage on each such day.  This utilization fee shall be due and payable in arrears on each Interest Payment Date for US Base Rate Loans and at the end of the US Facility Commitment Period.”

Section 2.5.    Assignments and Participations.  Section 10.6 of the Original Agreement is hereby amended in its entirety to read as follows:

”Section 10.6.   Assignments and Participations.

(a)     Each Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its US Loans, its US Notes, and its Tranche A Percentage Share or Tranche B Percentage Share of the applicable US Obligations); provided, however, that

(i)            each such assignment shall be to an Eligible Transferee;

(ii)           except in the case of such an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any partial assignment of such Lender’s rights and obligations under this Agreement shall be in a collective amount at least equal to US $5,000,000 or an integral multiple thereof;

(iii)          the parties to such assignment shall execute and deliver to US Agent for its acceptance an Assignment and Acceptance in the form of Exhibit F hereto, together with any Note subject to such assignment and a processing fee of US $3,500; and

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement.  Upon the consummation of any assignment pursuant to this section, the assignor, US Agent and US Borrower shall make appropriate arrangements so that, if required, new US Notes are issued to the assignor and the assignee.  If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to US Borrower and US Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.9.

(b)     US Agent shall maintain at its address referred to in Section 10.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and their Tranche A Percentage Share or Tranche B Percentage Share, as the case may be, of, and principal amount of the applicable US Obligations owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and US Borrower, US Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by US Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)     Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any US Notes subject to such assignment and payment of the processing fee, US Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto,  accept such Assignment and Acceptance,  record the information contained therein in the Register and  give prompt notice thereof to the parties thereto.

(d)     Each Lender may sell participations to one or more Persons that are Eligible Transferees in all or a portion of its rights and obligations under this Agreement (including all or a portion of its US Maximum Credit Amount and its US Loans); provided, however, that  such Lender’s obligations under this Agreement shall remain unchanged,  such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,  the participant shall be entitled to the benefit of the yield protection provisions contained in Article III and the right of offset contained in Section 6.14, and  US Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of US Borrower relating to its US Loans and its US Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such US Loans or US Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such US Loans or US Notes, or increasing its Tranche A Maximum Credit Amount or its Tranche B Maximum Credit Amount).”

Section 2.6.            Lenders Schedule.  The Lenders Schedule attached to the Original Agreement is deleted and Schedule 1 hereto is substituted therefor.

ARTICLE III.

Conditions of Effectiveness

Section 3.1.            Effective Date.  This Amendment shall become effective as of the date first above written when, and only when, US Agent shall have received, at US Agent’s office:

(i)            a counterpart of this Amendment executed and delivered by US Borrower and Required Lenders (including all Tranche B Lenders);

(ii)           (1) a Tranche B Note of even date herewith executed by US Borrower in favor of Wells Fargo Bank, N.A. (“Wells Fargo”), in the aggregate principal amount of $2,727,272.94, renewing and extending that certain Tranche B Note dated as of April 15, 2002, executed by US Borrower in favor of Wells Fargo in the aggregate principal amount of $2,727,273; (2) a Tranche B Note of even date herewith executed by US Borrower in favor of U.S. Bank National Association (“US Bank”), in the aggregate principal amount of $5,000,000, renewing and extending that certain Tranche B Note dated as of April 15, 2002, executed by US Borrower in favor of US Bank in the aggregate principal amount of $4,545,455; and (3) a Tranche B Note of even date herewith executed by US Borrower in favor of SunTrust Bank (“SunTrust”), in the aggregate principal amount of $10,000,000, renewing and extending that certain Tranche B Note dated as of April 15, 2002, executed by US Borrower in favor of SunTrust in the aggregate principal amount of $6,818,182;

(ii)           a certificate of the Secretary or Assistant Secretary and of the President, Chief Financial Officer or Vice President of Administrative Services of US Borrower dated the date of this Amendment certifying: (a) that resolutions adopted in connection with the Original Agreement by the Board of Directors of the US Borrower authorize the execution, delivery and performance of this Amendment by US Borrower, (b) to the names and true signatures of the officers of the US Borrower authorized to sign this Amendment, and (c) that all of the representations and warranties set forth in Article V hereof are true and correct at and as of the time of such effectiveness; and

(iii)          all fees and reimbursements to be paid to US Agent pursuant to any US Loan Documents, or otherwise due US Agent, including fees and disbursements of US Agent’s attorneys.

ARTICLE IV.

Representations and Warranties

Section 4.1.            Representations and Warranties of Borrower.  In order to induce US Agent and Lenders to enter into this Amendment, US Borrower represents and warrants to US Agent that:

(a)           The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

(b)           US Borrower has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.  US Borrower is duly authorized to borrow funds under the US Credit Agreement.

(c)           The execution and delivery by US Borrower of this Amendment, the performance by US Borrower of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not (a) conflict with any provision of (i) any

Law, (ii) the organizational documents of US Borrower, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon US Borrower, or (b) result in the acceleration of any Indebtedness owed by US Borrower, or (c) result in or require the creation of any Lien upon any assets or properties of US Borrower, except as expressly contemplated or permitted in the Loan Documents.  Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with any Tribunal or third party is required in connection with the execution, delivery or performance by US Borrower of this Amendment or to consummate any transactions contemplated herein.

(d)           This Amendment is a legal, valid and binding obligation of US Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application relating to the enforcement of creditor’s rights.

ARTICLE V.

Miscellaneous

Section 5.1.            Ratification of Agreements.  The Original Agreement as hereby amended is hereby ratified and confirmed in all respects.  The US Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the US Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the US Credit Agreement, the US Notes, or any other US Loan Document nor constitute a waiver of any provision of the US Credit Agreement, the US Notes or any other US Loan Document.

Section 5.2.            Survival of Agreements; Cumulative Nature.  All of US Borrower’s various representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the US Loans, and shall further survive until all of the US Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to US Borrower are terminated.  All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the US Credit Agreement to any Lender Party shall be deemed representations and warranties by US Borrower or agreements and covenants of US Borrower under this Amendment and under the US Credit Agreement.  The representations, warranties, indemnities, and covenants made by Restricted Persons in the US Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the US Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege.  In particular and without limitation, no exception set out in this Amendment to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various US Loan Documents.

Section 5.3.            Loan Documents.  This Amendment is a US Loan Document, and all provisions in the US Credit Agreement pertaining to US Loan Documents apply hereto.

Section 5.4.            Governing Law.  This Amendment shall be governed by and construed in accordance the laws of the State of Utah and any applicable laws of the United States of America in all respects, including construction, validity and performance.  US Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Utah and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Amendment Documents or the Obligations by any means allowed under Utah or federal law.

Section 5.5.            Counterparts.  This Amendment may be separately executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER US LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

QUESTAR MARKET RESOURCES, INC.
US Borrower

By:
C.B. Stanley
President and Chief Executive Officer

Mailing Address:
P.O. Box 45433
Salt Lake City, Utah 84145
Attention: Martin H. Craven

Street Address:
180 East 100 South
Salt Lake City, Utah 84111
Telephone: (801) 324-5077
Fax: (801) 324-5483

BANK OF AMERICA, N.A.
Administrative Agent, US LC Issuer and Lender

By:

Name:
Title:

TORONTO DOMINION (TEXAS), INC.
Lender

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD., formerly
known as The Industrial Bank of Japan, Limited
Lender

By:
Name:
Title:

SUMITOMO MITSUI BANKING
CORPORATION, formerly known as
The Sumitomo Bank, Limited
Lender

By:
Name:
Title:

BANK OF MONTREAL
Lender

By:
Name:
Title:

BANK ONE, NA (MAIN OFFICE CHICAGO)
Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A., as successor to
First Security Bank, N.A.
Lender

By:
Name:
Title:

MELLON BANK, N.A.
Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
Lender

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.,
HOUSTON AGENCY
Lender

By:
Name:
Title:

SUNTRUST BANK
Lender

By:
Name:
Title: